EXHIBIT 10.37

Lease Agreement

Lessor (hereinafter referred to as Party A): Sunshine Property Management Limited Company of Harbin Institute of Technology

Tenant ((hereinafter referred to as Party B): Harbin City Nangang District Nuoya Foreign Languages School

Having reached agreement through friendly consultant and negotiation, Party A and Party B, hereby agree to enter into the Lease Agreement to be abided by both parties.

1 The registered area of the premise leased by Party A shall be 400 square meters of Room 6007-6009, located in 66/F, No.118, Xidazhi Street, Nanggang District, Harbin.

2 The premise is for office use only, and without the written consent of Party A, Party B cannot change the use of the premise.

3In the effective period of the Contract, if glass and water pipeline of the units are broken, which cause inconvenience in the use by Party B, Party A will be responsible for the repair. If damages are caused by Party B, Party A is responsible for the repair, but Party B shall bear the costs. If Party B intends to renovate the area, the renovation plan shall be review by Party A in advance, and the fire materials shall be Level A.

4 The lease term shall be from June 1, 2011 to May 31, 2014.

5 Upon execution of the Contract, Party B shall pay the yearly rent of RMB 220,000 (starting from June 1, 2011). Party B will pay the next year’s rent 30 days before June 1, 2012.

6 Obligations of both parties

6.1 Without the written consent of Party A, Party B shall not sublet the premise to a third party. Party A shall present the business license and rental housing ownership certificates if they are needed by Party B.

6.2 Party A shall provide water supply and electricity. The use of the air conditioner and the heating equipment shall be consented by Party A.

6.3 Fire protection equipment of 6/F is in good condition, and Party B shall ensure the fire protection equipment on the six floor is in good condition.

6.4 Without the written consent of Party A, Party B cannot change the internal and external structure of the units, and cannot change the fire protection facilities, otherwise Party B will be subject to a penalty from RMB 200 to RMB 500.

6.5 Party A requires strict compliance with the entry system and the elevator to the relevant requirements, compliance with the schedule, and smoking is not allowed in the hallway and stairwell. The office would not be allowed to keep people stay off, and tenants need to shut doors and windows and turn off the lights 30 minutes before leaving the office. Without security agreed, they cannot stay later than 21:00.

6.6 If Party B is an operational agency in the building, which makes occupants more than usual business entity in the building, Party B must ensure the building office in the good environment, and salesman are not allowed to make noise in the corridor.

6.7 Toxic, hazardous and dangerous goods are not allowed in the building.

6.8 Party B should strictly follow the laws and regulations, and if the fire is caused due to Party B, Party B is responsible for damages.

6.9 During the lease term, damages caused by Party B to the housing facilities, Party A has the right to request compensation.

6.10 Party A is responsible for public safety of the building, and Party B is responsible for their own property security.

6.11 Party B shall pay the leasing tax.

6.12 When the rent term expires, if Party B requires a renewal of the lease, Party B shall notice Party A two months before the expiration of this Contract.

6.13 Party A shall provide three plaque locations, and procedures shall be handled by Party B.

6.14 Party A shall provide Party B normal heat in the winter.

7 Breach of the Contract

7.1 If one party does not execute the Contract, the other will get 20% of the annual rent as liquidated damages. If one party causes damages to other, the party shall bear the responsibility.

7.2 If one of the following situations occurs, Party A shall have the right to terminate this Contract:

7.2.1 Without the written consent of Party A, Party B sublet this property to a third party.

7.2.2 The rent is over one month due.

7.2.3 Party B engages in illegal activities in the property.

7.3 The termination of the Contract shall be the agreement of two parties, and each party cannot change the contract unilaterally. If Party B intends to terminate the Contract in the lease term, Party A may keep the deposit. If Party A intends to terminate the Contract in the lease term, Party A shall notice Party B three months before, and return the deposit to Party B.

8 There are two copies of the Contract with same legal effect. Each party shall keep one copy.

Party A: /s/ Yang Zhang

Party B: /s/ Harbin Nuoya Foreign Languages School